UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2010

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of a New Director

Effective March 18, 2010, Joel Kanter has been elected as a Director of Vyteris, Inc. (the “Company”).  There were no arrangements between Mr. Kanter and any third persons, pursuant to which he was selected as a Director. Mr. Kanter has been appointed as the Chairman of the Company’s Nominating and Governance Committee.

Mr. Kanter has served as President of Windy City Inc. since 1986.  From 1989 to 1999 he was President, and subsequently President and Chief Executive Officer, of Walnut Financial Services, a publicly-traded financial services firm that provided financing for small businesses, including start-up and early-stage development companies.  From 1985 to 1986, Mr. Kanter served as Managing Director of The Investors’ Washington Service, an investment advisory company that advises institutional clients about the impact of federal legislation and regulatory decisions on the equity and debt markets. He serves on the Board of Directors for a number of publicly-traded and private companies, including Magna-Labs, Medgenics, MediSync, Pet DRx, Prescient Medical and Wafergen. In connection with his appointment, Mr. Kanter will receive options and other compensation as set forth in the Company’s Outside Director Plans.

Item 9.01 Financial Statements and Exhibits

The following exhibit is attached to this Current Report:

99.1	Press release dated March 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: March 23, 2010